Exhibit 99.1

Whitestone REIT Shareholders Approve Acquisition by Ares

HOUSTON – July 9, 2026 – Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) announced that today its shareholders approved the all-cash acquisition of Whitestone by certain Ares Real Estate funds (“Ares”) at the special meeting of shareholders held for such purpose.

Whitestone will provide final vote results for the special meeting, as certified by the independent Inspector of Election, on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

As previously announced, on April 8, 2026, the Company, Ares and the other parties thereto entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which Ares has agreed to acquire all outstanding Whitestone common shares and all outstanding operating partnership units of Whitestone REIT Operating Partnership, L.P., in each case for $19.00 per share or unit in an all-cash transaction valued at approximately $1.7 billion.

The proposed acquisition is expected to be completed on or about July 14, 2026, subject to satisfaction or waiver of the remaining customary closing conditions.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit the Company’s investor relations website.

Forward-Looking Statements

This release contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “ongoing,” “outlook,” “should,” “seek,” “target,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions, including those regarding the transactions, made by, and information currently available to, Whitestone. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Whitestone’s business and the price of Whitestone’s common shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Whitestone to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Whitestone’s business relationships, including relationships with tenants and suppliers, operating results and business generally; (v) risks that the proposed transaction disrupts Whitestone’s current plans and operations; (vi) Whitestone’s ability to retain and hire key personnel in light of the proposed transaction or otherwise; (vii) risks related to diverting management’s attention from Whitestone’s ongoing business operations; (viii)

unexpected costs, charges or expenses resulting from the proposed transaction; (ix) litigation related to the transaction that has been instituted and potential litigation or other proceedings relating to the transaction that could be instituted against Parent, Merger Sub and Merger OP, Whitestone, the Operating Partnership or their, or their affiliates’, respective directors, managers or officers, including the costs of such proceedings and the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact Whitestone’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors, and their potential to disrupt or delay the closing of the transactions; (xiii) the possible failure of Whitestone to maintain its qualification as a REIT and the risk of changes in laws affecting REITs; (xiv) other risks described in Whitestone’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of our Annual Report on Form 10-K filed with the SEC on March 6, 2026, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 30, 2026 (as amended, the “2025 Form 10-K”) and subsequent filings; and (xv) those risks and uncertainties that are described in the Definitive Proxy Statement that was filed with the SEC on May 19, 2026, as subsequently supplemented by the Current Report on Form 8-K filed with the SEC on July 1, 2026 (the “Definitive Proxy Statement”). While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties presented in the Definitive Proxy Statement are, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the transaction and/or Whitestone’s consolidated financial condition, results of operations, credit rating or liquidity. There can be no assurance that the transaction will be consummated. The forward-looking statements speak only as of the date they are made. Whitestone undertakes no obligation to update or review any forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise.

Contacts:

Whitestone

David Mordy

Director of Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com